Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance
AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000
AS-2	1.7800%	141,057,000.00	20,305,022.00	32,127.06	3,073,783.58	0.00	3,073,783.58	3,105,910.64	17,231,238.42
Factors per Thousand				0.22775942	21.79107439		21.79107439	22.01883380	122.15798167
AS-3	1.3300%	190,443,000.00	190,443,000.00	225,145.95	0.00	0.00	0.00	225,145.95	190,443,000.00
Factors per Thousand				1.18222224	0.00000000		0.00000000	1.18222224	1000.00000000
MS-1	2.2300%	22,084,000.00	17,145,601.79	33,986.39	250,070.53	0.00	250,070.53	284,056.92	16,895,531.26
Factors per Thousand				1.53895988	11.32360668		11.32360668	12.86256656	765.05756475
MS-2	2.6300%	23,463,000.00	18,217,201.90	42,587.77	265,699.93	0.00	265,699.93	308,287.70	17,951,501.97
Factors per Thousand				1.81510335	11.32420961		11.32420961	13.13931296	765.09832374
BS	4.3800%	12,423,000.00	9,644,401.01	37,548.87	140,664.68	0.00	140,664.68	178,213.55	9,503,736.33
Factors per Thousand				3.02252837	11.32292361		11.32292361	14.34545198	765.01137648

Pool I		527,258,000.00	255,755,226.70	371,396.04	3,730,218.72	0.00	3,730,218.72	4,101,614.76	252,025,007.98
Totals				0.70439147	7.07475035		7.07475035	7.77914182	477.99181422

AN	1.8800%	55,395,000.00	18,675,681.85	31,209.14	285,385.30	0.00	285,385.30	316,594.44	18,390,296.55
Factors per Thousand				0.22650115	2.07119128		5.15182424	5.71521690	331.98477390
MN	2.6300%	2,229,000.00	2,229,000.00	5,210.91	114,856.99	0.00	114,856.99	120,067.90	2,114,143.01
Factors per Thousand				0.03781832	0.83357757		51.52848188	53.86626290	948.47151638
BN	4.3800%	4,457,000.00	4,457,000.00	17,352.59	0.00	0.00	0.00	17,352.59	4,457,000.00
Factors per Thousand				0.12593687	0.00000000		0.00000000	3.89333408	1000.00000000

Pool II		62,081,000.00	25,361,681.85	53,772.64	400,242.29	0.00	400,242.29	454,014.93	24,961,439.56
Totals				0.10198544	0.75910141		6.44709798	7.31326702	402.07856768

Totals		589,339,000.00	281,116,908.55	425,168.68	4,130,461.01	0.00	4,130,461.01	4,555,629.69	276,986,447.54

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	32,127.06	1.7800%	0.00	0.00	0.00	0.00
AS-3	225,145.95	1.3300%	0.00	0.00	0.00	0.00
MS-1	33,986.39	2.2300%	0.00	0.00	0.00	0.00
MS-2	42,587.77	2.6300%	0.00	0.00	0.00	0.00
BS	37,548.87	4.3800%	0.00	0.00	0.00	0.00
AN	31,209.14	1.8800%	0.00	0.00	0.00	0.00
MN	5,210.91	2.6300%	0.00	0.00	0.00	0.00
BN	17,352.59	4.3800%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Pool I

Schedule of Remittance

Aggregate Amount Received	5,643,243.01
Monthly Advances	0.00
(Servicing Fee)	(92,825.67)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	5,550,417.34

Bond Interest Distributed	371,396.04
Bond Principal Distributed	3,730,218.72
Escrow Fee	31,969.40
Amounts transferred to the Owner Trustee	1,416,833.18

5,550,417.34

Prior Three Months Weighted Average Loan Interest Rate

04/30/04	05/31/04	06/30/04
6.0383%	6.0206%	6.0065%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		285,760,029.83
Aggregate Ending Principal Balance of Loans		281,592,187.69
Principal Prepayments (No. / Amt)	9	3,543,067.63
Curtailments		18,131.96
Excess and Monthly Payments		606,642.55
Recoveries on Previous Realized Losses		40,541.47
Interest Received		1,434,859.40
Compensating Interest		2,728.10
Realized Losses (Current / Cumulative)	0.00	27,558,684.94
Excess Spread		979,209.76
Spread Amount		29,567,179.71
Specified Subordinated Amount		29,567,179.71
Weighted Average Loan Interest Rate		6.0700%
LIBOR Rate		1.3800%
Auction Rate		1.3300%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Pool II

Schedule of Remittance

Aggregate Amount Received	464,458.49
Monthly Advances	0.00
(Servicing Fee)	(9,386.82)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	455,071.67

Bond Interest Distributed	53,772.64
Bond Principal Distributed	400,242.29
Escrow Fee	1,056.74
Amounts transferred to the Owner Trustee	0.00

455,071.67

Prior Three Months Weighted Average Loan Interest Rate

04/30/04	05/31/04	06/30/04
5.9438%	5.9441%	5.9441%

Collateral Information

Accelerated Principal Distribution		89,002.25
Aggregate Beginning Principal Balance of Loans		28,388,028.66
Aggregate Ending Principal Balance of Loans		28,076,788.62
Principal Prepayments (Number / Amount)	0	0.00
Curtailments		0.00
Excess and Monthly Payments		311,240.04
Recoveries on Previous Realized Losses		13,727.87
Interest Received		139,490.58
Compensating Interest		0.00
Realized Losses (Current / Cumulative)	0.00	8,543,913.62
Excess Spread		89,002.25
Spread Amount		5,264,397.87
Specified Subordinated Amount		5,264,397.87
LOC Available Amount		2,149,048.81
LOC Available Amount as percentage of Pool Principal Balance		8.61%
Weighted Average Loan Interest Rate		6.1746%
LIBOR Rate		1.3800%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Exhibit L

Outstanding Balance - Pool I	281,592,187.69
# Accounts	414

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	199	145,342,435.65	51.62%
Delinquent 30-59 Days	4	3,041,344.34	1.08%
Delinquent 60-89 Days	2	2,756,160.34	0.98%
Delinquent 90 and Over	4	3,103,230.91	1.10%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	209	154,243,171.24	54.78%

Outstanding Balance - Pool II	28,076,788.62
# Accounts	90

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	40	11,598,403.88	41.31%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	238,186.59	0.85%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	41	11,836,590.47	42.16%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	144	1,000	776	776	776	485
(iii)	0	22	0	11	11	11	7
(v)	0	0	1	2	2	3	1
(vi)	0	25	0	0	0	0	7
(vii)	0	0	0	0	0	0	0
(viii)	0	4	0	0	0	0	1
(xv) (a, b & c)	0	122	1,000	765	765	765	478

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	337	1,000	1,000	409
(iii)	5	52	0	6
(v)	1	2	4	1
(vi)	0	0	0	0
(vii)	0	0	0	0
(viii)	6	0	0	5
(xv) (a, b & c)	332	948	1,000	402

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate. Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300